EXHIBIT 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (“Agreement”), dated to be effective as of July 1, 2008 (“Effective Date”), is executed and delivered by and between American Mortgage Acceptance Company (“Borrower”) and Centerline Holding Company (“Lender”).

BACKGROUND

WHEREAS, Borrower and Lender are parties to a First Amended and Restated Loan Agreement dated September 17, 2007, as amended by an Amendment to the First Amended and Restated Loan Agreement dated as of July 1, 2008 (as amended, and modified, restated and/or supplemented from time to time, the “Loan Agreement”) (capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement); and

WHEREAS, Borrower has defaulted on its obligations under the Loan Agreement as set forth herein, and Lender has agreed to forbear from exercising its rights and remedies under the Loan Agreement and the other Loan Documents upon the terms and conditions set forth in this Agreement; and

NOW THEREFORE, in consideration of the foregoing premises and the promises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

A G R E E M E N T:

1.  Defaults.  Borrower hereby acknowledges that certain Events of Default under Sections 7.1, 7.3, 7.4 and 7.5 of the Loan Agreement have occurred and are continuing.

2.  Acknowledgment of Obligations.  Borrower hereby acknowledges that it is unconditionally liable to Lender for the immediate and full payment of its Obligations under the Loan Documents, and that as of the Effective Date, Borrower has no defenses, counterclaims or setoffs with respect to the full and immediate payment of any or all of the Obligations.

3.  Forbearance.  During the Forbearance Period (as defined below), Lender agrees to forbear from instituting any remedies under the Loan Documents provided, (i) Borrower pays the base rate of interest due under the Loan Agreement on a current basis, and (ii) no lender under any other credit facility under which Borrower is obligated accelerates the maturity of such facility upon default or otherwise exercises its remedies as a lender under such facility (each a “Forbearance Termination Event”).  Notwithstanding the foregoing, (i) any forbearance granted by Lender shall not constitute and shall not be construed or interpreted to constitute a waiver of any Default or Event of Default which may now or hereafter exist under the Loan Documents, and (ii) this Agreement and the forbearance granted by Lender hereunder shall not constitute an amendment or modification of any of the Loan Documents.  All other rights of Lender contained in the Loan Documents shall remain in full force and effect.  Upon the termination of the Forbearance Period (as defined below), or earlier, upon the occurrence of a Forbearance Termination Event, Lender shall have the right to immediately cease or terminate Lender’s forbearance hereunder, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to replevy, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, whereupon Lender shall be entitled to exercise all rights and remedies available to Lender under the Loan Documents or at law, in equity or otherwise, including, without limitation, institution of collection actions against the Borrower.  All periods of limitation specified by statute and all defenses of laches or waiver as to any Default or Event of Default existing on the Effective Date or arising during the Forbearance Period (as defined below) will be tolled and otherwise suspended during the Forbearance Period. During the Forbearance Period, no payment of preferred or common dividends (“Dividends”) shall be made by Borrower to its shareholders as long as any Default or Event of Default exists, provided that the Borrower shall not be prohibited from paying any Dividends necessary in order to maintain Borrower’s tax status as a real estate investment trust (REIT).

4.  Forbearance Period.  The Forbearance Period (herein so called) shall commence on the Effective Date of this Agreement, and shall automatically terminate or expire, without notice, on June 30, 2009.

5.  No Amendment or Modification.  Except as expressly provided in this Agreement, nothing contained herein shall in any manner be construed to amend or modify the terms and provisions of the Loan Documents.

6.  No Waiver, Strict Performance.

(a)  Borrower hereby expressly acknowledges and agrees that (i) no failure or delay by Lender in exercising any right, power or remedy under this Agreement or under any of the Loan Documents shall operate as a waiver thereof, (ii) no failure or delay by Lender to insist upon the strict performance by Borrower or any term, condition or covenant under this Agreement or the Loan Documents or to exercise any right, power or remedy as a result of the breach thereof shall constitute a waiver of any such term, condition or covenant under this Agreement or the Loan Documents or of any breach thereof or preclude Lender from insisting on the strict performance thereof, (iii) no single or partial exercise of any right, power or remedy of Lender shall preclude further exercise of any right, power or remedy under this Agreement or under the Loan Documents, (iv) Lender’s execution of this Agreement shall not operate as a waiver of any right, power or remedy available to Lender before the Effective Date as a result of matters that occurred before the Effective Date, and (v) except as expressly set forth herein, the acceptance by Lender of a partial payment of any amount due under the terms hereof shall not preclude Lender from requiring the full and timely payment of any and all amounts due under the terms hereof or any of the Loan Documents.

(b)  Lender hereby further reserves its rights and remedies regarding all current and prior Defaults of Borrower and Borrower hereby acknowledges Lender’s reservation of rights and remedies regarding all current and prior Defaults of Borrower including, but not limited to, the Defaults set forth in the Notice of Event of Default and Reservation of Rights Letters sent by Lender to Borrower on January 23, 2008, March 3, 2008 and June 10, 2008.

(c)  The execution of this Forbearance Agreement by Borrower and Lender shall in no manner impair, reduce or alter any Obligations of Borrower to Lender pursuant to Loan Documents prior to the date hereof.

7.  Power and Authority; Legal, Valid, Binding Obligations.  Borrower has full power, authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is a party and this Agreement.  Borrower has taken all necessary actions to authorize the execution, delivery and performance by it of each of the Loan Documents to which it is a party and to authorize its execution and performance of this Agreement.  Each of the Loan Documents to which Borrower is a party and this Agreement have been duly executed and delivered on behalf of Borrower.  Each of the Loan Documents and each agreement, certificate, document, instrument or other paper delivered pursuant thereto, to which Borrower is a party, and this Agreement, constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

8.  Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the laws governing conflicts of law.

9.  Claims Release.   Borrower represents and warrants that there exist no claims by Borrower against Lender, its subsidiaries and affiliates and/or their respective directors, trustees, officers, employees, agents, affiliates, successors, administrators and assigns, including, without limitation, Centerline Servicing Inc. (the "Released Parties"), with respect to the Loan Documents or any actions taken by the Released Parties pursuant thereto (“Claims”), and further releases the Released Parties, of and from any and all Claims which may exist as of the date of this Amendment.

10.  Headings.  The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

11.  Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal and personal representatives, successors and assigns, provided, however, that the foregoing shall not be construed to confer any right, title, benefit, cause of action or remedy upon any entity not a party hereto, which such party would not or did not otherwise possess.

12.  Construction.  Whenever the context hereof so requires, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation.

13.  Amendment.  The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

14.  Severability.  If any clause or provisions of this Agreement is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and that in lieu of each such clause or provision of this Agreement that it illegal, invalid or unenforceable, such clause or provisions shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

15.  Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank/Signature Page Follows]

EXECUTED to be effective as of the date first above written.

THE BORROWER:

AMERICAN MORTGAGE ACCEPTANCE COMPANY

By:   /s/Donald J. Meyer
Name: Donald J. Meyer
Title:   Chief Executive Officer

THE LENDER:

CENTERLINE HOLDING COMPANY

By:   /s/ Marc D. Schnitzer
Name: Marc D. Schnitzer
Title:   Chief Executive Officer

[Signature Page of Forbearance Agreement]